UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Contacts:	William R. Gargiulo, Jr. Michele Greco, CFO	231.526.1244 312.595.9123

The Female Health Company and Aspen Park Pharmaceuticals Name

Members of New Board of Directors, To Serve Upon Completion of Merger

—Transition Team in Place—

CHICAGO (August 11, 2016) - The Female Health Company (FHC) (NASDAQ-CM: FHCO), and Aspen Park Pharmaceuticals, Inc. (APP) today named the members of the new Board of Directors of the combined company who will begin serving upon completion of their proposed merger. The Board of the combined company, to be called Veru Healthcare Inc., will be comprised of nine members, with three directors named by FHC (O.B. Parrish, David R. Bethune and Mary Margaret Frank, Ph.D.), three directors currently on APP’s Board of Directors (Mitchell S. Steiner, M.D., Harry Fisch, M.D., and Elgar Peerschke, who will serve as Chairman) and three new directors (Georges Makhoul, Lucy Lu, M.D., and Mario Eisenberger, M.D.) – below is additional information about each director.

“The Veru Healthcare Board includes some of the most highly regarded and renowned individuals in their respective fields,” said O.B. Parrish, Chairman and Chief Executive Officer of FHC.

“This board brings the right blend of commercial, medical, pharmaceutical, and financial expertise and experience to help guide management in the operation of Veru Healthcare, a diversified pharmaceutical and consumer health men’s and women’s health and oncology company,” said Peerschke.

Proposed Merger Update

“Since the transaction was announced in April, the management teams of both companies have been working closely to ensure a seamless integration. As part of that effort, we formed a transition team that is focusing considerable attention on advancing APP’s product pipeline and further developing the strategic plan to expand the commercial markets for FC2 in the U.S. and internationally,” said Dr. Steiner, Chief Executive Officer of APP and Veru Healthcare.

Veru Healthcare Board of Directors:

Elgar Peerschke, Chairman. Mr. Peerschke is President of Advisory Services at Quintiles Transnational Holdings Inc., and was previously Senior Partner in the Global Health Care Practice of Bain and Company.

Mitchell Steiner, M.D., F.A.C.S., Vice Chairman, CEO and President. Dr. Steiner is Co-founder, CEO and President of APP, and was previously President, Urology of OPKO Health Inc., and a Co-founder, CEO and Vice Chairman of GTx, Inc. Dr. Steiner is a Board Certified Urologist and was Professor and Chairman of Urology, University of Tennessee.

David R. Bethune, Director. Mr. Bethune has served as a Director of FHC since 1996 and was previously Chairman and CEO of Zila, Inc.; Director of CAMBREX Corporation; Chairman and CEO of Atrix Labs; President and Chief Operating Officer of IVAX Corporation; Group Vice President of American Cyanamid; President of Lederle Laboratories; Founding Trustee of the American Cancer Society Foundation; and Founding Chairman of the Corporate Council of the New York City Children’s Health Fund.

Mario Eisenberger, M.D., Director. Dr. Eisenberger is Professor of Oncology at Johns Hopkins University, and was previously head of Advanced Prostate Cancer Committee of Southwest Oncology Group. Dr. Eisenberger has served on advisory boards for Bristol Myers Squibb, Sanofi, Jansen, Ipsen, Medivation, Astellas, Ortho Biotech, Bayer and others and as an Ad Hoc member of the Oncologic Drugs Advisory Committee of FDA. He is a founder of Oncology Insights, Inc. (clinical trials contract research organization).

Harry Fisch, M.D., F.A.C.S., Director and Chief Corporate Officer. Dr. Fisch is a Co-founder and Chairman of APP, and was previously Clinical Professor of Urology and Reproductive Medicine at Cornell University; Director of the Male Reproductive Center at Columbia University Medical Center; Professor of Urology Columbia University; and CEO and President of Millennium Sciences. He is a Board Certified Urologist and author.

Mary Margaret Frank, Ph.D., Director. Dr. Frank has served as a Director of FHC since 2004 and is Associate Professor of Accounting at the Darden Graduate School of Business at the University of Virginia and Academic Director for Darden’s Initiative for Business in Society, and was previously Assistant Professor at the University of Chicago Booth School of Business; accounting instructor at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and a Senior Tax Consultant at Arthur Andersen. She has a Master’s degree and Ph.D. in accounting from the University of North Carolina at Chapel Hill, and has been CPA since 1994.

Lucy Lu, M.D., M.B.A., Director. Dr. Lu is Interim President and CEO of Avenue Therapeutics and Executive Vice President and Chief Financial Officer of Fortress Biotech, and was previously Senior Biotechnology Equity Analyst with Citigroup Investment Research and Principal of First Albany Capital.

Georges Makhoul, Director. Mr. Makhoul is CEO of Constellation Holdings and was previously President of Morgan Stanley Investment Banking Europe, Middle East, and North Africa; and led National Science Foundation Research Center at Columbia University.

O.B. Parrish, Director. Mr. Parrish is Co-founder, Chairman and CEO of The Female Health Company; Chairman of Abiant, Inc. and Director of Algasol Renewables; and was previously President of Searle’s Global Pharmaceutical Group and Executive Vice President of Pfizer International division.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, it has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of the FC2 manufacturing process and design. The FC2

Female Condom® is the only currently available female-controlled product approved by the FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, the Zika virus and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

The Female Health Company announced on April 6, 2016 that it had entered into a definitive merger agreement with Aspen Park Pharmaceuticals, Inc. (APP). Information relating to APP and the proposed transaction are included in documents filed by FHC with the SEC.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. For women, product candidates are for advanced breast and ovarian cancers and for female sexual health. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for treating premature ejaculation in Q4 of fiscal 2016. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit www.aspenparkpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC filed a definitive proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY

HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.